U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                             SCHEDULE 14C INFORMATION

                    INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                       OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Check the appropriate box:

[x]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[ ]  Definitive Information Statement


                              GAMEZNFLIX, INC.
             (Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No Fee Required

[ ]  Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.  Title of each class of securities to which transaction applies:
___________________________________________________________________

2.  Aggregate number of securities to which transaction applies:
___________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________

4.  Proposed aggregate offering price:
___________________________________________________________________

5.  Total fee paid:
___________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1.  Amount previously paid:
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   2.  Form, schedule, or registration statement number:

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   3.  Filing party:
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   4.  Date filed:
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Notes:

                         INFORMATION STATEMENT

                           GameZnFlix, Inc.
                          1535 Blackjack Road
                        Franklin, Kentucky 42134

            We Are Not Asking You for a Proxy and You Are
                  Requested Not To Send Us a Proxy

This Information Statement is furnished at the direction and on behalf of the Board of Directors of GameZnFlix, Inc., a Nevada corporation ("Company"), to the holders of record of the Company's outstanding common stock, par value $0.001 per share ("Common Stock"), at the close of business on April 30, 2009 ("Record Date") that were not solicited by the Company, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

The Company's Board of Directors unanimously approved the following actions on April 30, 2009:

Article I of the Articles of Incorporation is amended, in part, to read:

"The name of this corporation is "TBC Global News Network, Inc."

The Company has received the consent of a majority of the outstanding shares of Common Stock of the Company for this corporate action under a definitive Proxy Statement filed on May 19, 2009.

This Information Statement will be mailed on or about June 12, 2009 to the Company's stockholders of record as of April 30, 2009 who were not solicited for their consent of this corporate action.

                             VOTING SECURITIES

The record date of stockholders who were entitled to notice of and to vote on the Request for Written Consent is the close of business on April 30, 2009 ("Record Date"). On such date, the outstanding stock of the Company consisted of 828,880 shares of common stock, par value $0.001, of the Company ("Common Stock"). Each share of Common Stock is entitled to one vote.

The signatures on the Request for Written Consent of a majority of the shares of Common Stock outstanding on the record date constituted approval of the action to be taken by the Company. Pursuant to applicable Nevada law, there are no dissenter's rights relating to the matters voted on.

                             STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of April 30, 2009 (828,880 issued and outstanding) by (i) all stockholders known to the Company to be beneficial owners of more than 5% of the outstanding common stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group. Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by him

Title of      Name and Address of              Amount and Nature    Percent of
    Class       Beneficial Owner                  of Beneficial       Class
                                                    Owner (1)

Common Stock  John Fleming                       500,708 (2)         60.41%
              1535 Blackjack Road,
              Franklin, Kentucky 42134

Common Stock  Mark Crist                         100,000             12.06%
              1535 Blackjack Road,
              Franklin, Kentucky 42134

Common Stock  Shares of all directors and        600,708             72.47%
              executive officers as a group (2
              persons)

(1) None of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.
Applicable percentage ownership of common stock is based on 828,880 shares issued and outstanding on April 30, 2009 divided into the total common stock for each beneficial owner. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or convertible or exchangeable into such shares of common stock held by that person that are currently exercisable, or exercisable within 60 days, are included.

(2) Included within this amount is an option covering 1 share of common stock, exercisable from the date of grant (December 31, 2004) at $0.007 per share (expiring on December 31, 2014) (changed from an option for 5,000,000 shares as a result of the 1 for 1,000 reverse split of the common stock on September 6, 2007 and a 1 for 10,000 reverse split of the common stock on April 9, 2009).

                      AMENDMENT TO ARTICLES OF INCORPORATON

Description of Securities.

(a)  Shareholder Rights.

The Company's articles of incorporation authorize the issuance of 5,000,000,000 shares of Common Stock, with a par value of $0.001. The holders of the shares of Common Stock:

     - have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company

     - are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company

     - are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

These securities do not have any of the following rights:

     - special voting rights

     - preference as to dividends or interest

     - preemptive rights to purchase in new issues of shares

     - preference upon liquidation

     - any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan, financing arrangements or otherwise.

(b)  Non-Cumulative Voting.

The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c)  Dividends.

The Company does not currently intend to pay cash dividends.
Because the Company does not intend to make cash distributions, potential stockholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company's board of directors, it is in the best interest of its stockholders to do so. The board of directors will review, among other things, the financial status of the company and any future cash needs of the Company in making its decision.

(d)  Possible Anti-Takeover Effects of Authorized but Unissued Common Stock.

The Company's authorized capital stock consists of 5,000,000,000 shares of Common Stock, with, as of April 30, 2009, 828,880 shares outstanding. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

(e)  Transfer Agent.

The Company has engaged the services of Interwest Transfer Co., Inc., 1981 East Murray Holliday Road, Suite 100, Salt Lake City, Utah 84117, to act as transfer agent and registrar.

               Amendment of Articles of Incorporation.

The corporate action to be taken consists of the Company filing a Certificate of Amendment of Articles of Incorporation so that:

The name of the Company will be changed from "GameZnFlix, Inc."
to "TBC Global News Network, Inc."


                                       By order of the Board of Directors

                                       April 30, 2009


                                       /s/  John Fleming
                                       John Fleming, Secretary